UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 26, 2009
Date of Report (Date of earliest event reported)

XNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13700 Alton Parkway, Suite 154-277
Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(562) 293-8870
Registrant’s telephone number, including area code

n/a
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 24, 2009, the Board of Directors of XNE, Inc., a Nevada corporation (the “Company”) authorized the execution of a stock purchase agreement (the “Stock Purchase Agreement”) with Triple Play Group, LLC, a Utah limited liability company (“Triple Play”), and the member of Triple Play (the “Triple Play Members”). Triple Play is a limited liability company organized in the State of Utah for the sole purpose of owning and operating a professional independent baseball team in St. George, Utah, called the St. George Roadrunners.

In accordance with the terms and provisions of the Stock Purchase Agreement, the Company: (i) acquired all of the issued and outstanding units in the Triple Play from the Triple Play Members; (ii) issued to one entity an aggregate 50,000,000 shares of its Series A Convertible Preferred Stock, which each share of Series A Convertible Preferred Stock is convertible into 2.04 shares of common stock of the Company; (ii) issued to certain Triple Play Members an aggregate of 13,872,000 shares of its restricted common stock; and (iii) paid an aggregate of $55,000.00 to Triple Play, which shall be used in paying certain debt of Triple Play.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES

Stock Purchase Agreement

In accordance with the terms and provisions of the Stock Purchase Agreement, the Company issued to the Triple Play Members an aggregate of 13,872,000 shares of its restricted common stock and issued to one entity an aggregate of 50,000,000 shares of its Series A Convertible Preferred Stock.

The shares under the terms of the Stock Purchase Agreement were issued to approximately nine Triple Play Members in reliance on Section 4(2) promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The per share price of the shares was arbitrarily determined by our Board of Directors based upon analysis of certain factors including, but not limited to, stage of development , industry status, investment climate, perceived investment risks, the Company’s assets and net estimated worth. The Triple Play Members acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Section 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective of August 19, 2009, the Board of Directors of the Company authorized the filing of an amendment to the Articles of Incorporation of the Company increasing its authorized capital structure. On August 27, 2009, the Company filed an amendment to its articles of incorporation with the Nevada Secretary of State increasing the authorized capital structure to 200,000,000 shares of common stock, $0.001 par value, and 50,000,000 shares of preferred stock, $0.001 par value.  The Board of Directors is authorized to divide the 50,000,000 shares of preferred stock from time to time into one or more series, and to determine or change by resolution for each such series its designation, the number of shares of such series, the powers, preferences and rights and the qualifications, limitations or restrictions for the shares of such series.

Effective on September 15, 2009, the Board of Directors authorized the establishment and creation of 50,000,000 shares of Series A Convertible Preferred Stock with certain preferences and rights, including the right of conversion for each Series A Convertible Preferred Stock into 2.04 shares of common stock.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.01.1  Amendment to Articles of Incorporation as filed with the Nevada Secretary of State on August 27, 2009.

3.01.2  Designation of Series A Converitble Preferred Stock as filed with the Nevada Secretary of State on September 15, 2009.

10.1 Stock Purchase Agreement dated August 24, 2009 among XnE Inc., Triple Play Group LLC and all members of Triple Play Group LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XNE INC.

DATE: September 15, 2009
/s/ Michael Cummings
Name: Michael Cummings
Title: President/Chief Executive Officer
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